SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

__    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

ADOBE INC.
(Exact name of obligor as specified in its charter)

Delaware	77-0019522
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

345 Park Avenue
San Jose, CA	95110
(Address of principal executive offices)	(Zip code)

Debt Securities
(Title of the indenture securities)

Item 1. General Information.
Furnish the following information as to the trustee –
(a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Treasury Department
Washington, D.C.
Federal Deposit Insurance Corporation
Washington, D.C.
Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with the obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee.
Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified under the Act.
Not applicable.
Item 16. List of exhibits.
List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 1, 2019.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated November 1, 2019.*

Exhibit 4.	A copy of the existing bylaws of the trustee.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.
*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Filing S-3ASR dated December 20, 2019 of Cboe Global Markets, Inc., file number 333-235649.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis, and State of Minnesota, on the 4th day of February, 2022.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Corey J. Dahlstrand

	Name:	Corey J. Dahlstrand
	Title:	Assistant Vice President

EXHIBIT 6
February 4, 2022
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2021, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$24,470
Interest-bearing balances		239,601
Securities:
Held-to-maturity securities		262,493
Available-for-sale securities		175,975
Equity Securities with readily determinable fair value not held for trading		11
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		54
Securities purchased under agreements to resell		72,580
Loans and lease financing receivables:
Loans and leases held for sale		22,157
Loans and leases, net of unearned income	821,020
LESS: Allowance for loan and lease losses	13,315
Loans and leases, net of unearned income and allowance		807,705
Trading Assets		75,487
Premises and fixed assets (including capitalized leases)		10,722
Other real estate owned		146
Investments in unconsolidated subsidiaries and associated companies		13,836
Direct and indirect investments in real estate ventures		69
Intangible assets		30,813
Other assets		50,492

Total assets		$1,786,611

LIABILITIES
Deposits:
In domestic offices		$1,486,000
Noninterest-bearing	575,044
Interest-bearing	910,956
In foreign offices, Edge and Agreement subsidiaries, and IBFs		28,970
Noninterest-bearing	247
Interest-bearing	28,723
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		2,365
Securities sold under agreements to repurchase		5,868

Dollar Amounts
in Millions
Trading liabilities	14,878
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	31,958
Subordinated notes and debentures	11,975
Other liabilities	32,786

Total liabilities	$1,614,800

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,820
Retained earnings	55,422
Accumulated other comprehensive income	1,016
Other equity capital components	0

Total bank equity capital	171,777
Noncontrolling (minority) interests in consolidated subsidiaries	34

Total equity capital	171,811

Total liabilities, and equity capital	$1,786,611

I, Michael P. Santomassimo, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                        Michael P. Santomassimo
                                         Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

Directors
Maria R. Morris
Theodore F. Craver, Jr.
Juan A. Pujadas